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                                                                    Exhibit 99.3

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Press Release

Contact:   Mike McShane (713) 462-4239                         [LOGO]
                                                               BJ SERVICES
Release:   Immediately

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          BJ SERVICES COMPANY SELLS $355,051,240 OF CONVERTIBLE NOTES


                            CORRECTED ANNOUNCEMENT


Houston, Texas, April 19, 2002 - BJ Services Company (BJS-NYSE, CBOE, PCX). The amount reflected in our earlier announcement incorrectly indicated gross proceeds of $335,051,240, from the Company's sale of convertible notes. The correct amount of gross proceeds to be received by the Company is $355,051,240.

The convertible notes and the shares of BJ Services common stock into which they are convertible have not yet been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

BJ Services Company is a leading provider of pressure pumping and other oilfield services to the petroleum industry.

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             (NOT INTENDED FOR DISTRIBUTION TO BENEFICIAL OWNERS)